Exhibit 3.30

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WELLS REIT II – 7301 COLUMBIA GATEWAY DRIVE, LLC”, CHANGING ITS NAME FROM “WELLS REIT II – 7301 COLUMBIA GATEWAY DRIVE, LLC” TO “WELLS REIT II – 7031 COLUMBIA GATEWAY DRIVE, LLC”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JULY, A.D. 2007, AT 6:44 O’CLOCK P.M.

	Harriet Smith Windsor, Secretary of State
4382829 8100	AUTHENTICATION:	5835390
070804619	DATE:	07–12–07

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:54 PM 07/11/2007
FILED 06:44 PM 07/11/2007 SRV 070804619 – 4382829 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF FORMATION

OF

WELLS REIT II – 7301 COLUMBIA GATEWAY DRIVE, LLC

The undersigned, desiring to amend the Certificate of Formation of Wells REIT II – 7301 Columbia Gateway Drive, LLC, does hereby certify as follows:

1.         The name of the limited liability company is Wells REIT II – 7301 Columbia Gateway Drive, LLC.

2.         The Certificate of Formation of the LLC was filed with the State of Delaware on July 3, 2007.

3.         The Certificate of Formation of the LLC is hereby amended by striking Article 1 thereto and by substituting in lieu of said Article 1 the following new Article 1:

1.         The name of the limited liability company is:

            Wells REIT II – 7031 Columbia Gateway Drive, LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of July 11, 2007.

/s/ Lucy M. Bowman
Lucy M. Bowman, Authorized Person